Exhibit 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on February 29, 2016.  Except as noted, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

Transaction Date	Reporting Person Effecting Transaction	Buy/Sell or Other Acquisition/ Disposition	Quantity	Price

02-16-16	40 North Latitude SPV-C LLC	Sell	4,179	20.13
02-16-16	40 North Latitude Master Fund Ltd	Sell	31,821	20.13
02-16-16	40 North Latitude SPV-C LLC	Sell	11,611	20.13
02-16-16	40 North Latitude Master Fund Ltd	Sell	88,389	20.13
02-17-16	40 North Latitude SPV-C LLC	Sell	6,772	20.22
02-17-16	40 North Latitude Master Fund Ltd	Sell	51,564	20.22
02-17-16	40 North Latitude SPV-C LLC	Sell	17,416	20.15
02-17-16	40 North Latitude Master Fund Ltd	Sell	132,584	20.15
02-18-16	40 North Latitude SPV-C LLC	Sell	2,515	20.26
02-18-16	40 North Latitude Master Fund Ltd	Sell	19,149	20.26
02-18-16	40 North Latitude SPV-C LLC	Sell	4,644	20.28
02-18-16	40 North Latitude Master Fund Ltd	Sell	35,356	20.28
02-19-16	40 North Latitude SPV-C LLC	Sell	900	20.06
02-19-16	40 North Latitude Master Fund Ltd	Sell	6,850	20.06
02-22-16	40 North Latitude SPV-C LLC	Sell	3,227	20.04
02-22-16	40 North Latitude Master Fund Ltd	Sell	24,571	20.04
02-23-16	40 North Latitude Master Fund Ltd	Sell	38,623	20.06
02-23-16	40 North Latitude SPV-C LLC	Sell	5,073	20.06
02-24-16	40 North Latitude Master Fund Ltd	Sell	28,227	20.19
02-24-16	40 North Latitude SPV-C LLC	Sell	7,475	20.19
02-24-16	40 North Latitude Master Fund Ltd	Sell	28,688	20.19
02-24-16	40 North Latitude Master Fund Ltd	Sell	51,508	20.28
02-24-16	40 North Latitude SPV-C LLC	Sell	13,642	20.28
02-24-16	40 North Latitude Master Fund Ltd	Sell	52,350	20.28
02-25-16	40 North Latitude Master Fund Ltd	Sell	49,302	20.73
02-25-16	40 North Latitude SPV-C LLC	Sell	6,475	20.73
02-25-16	40 North Latitude Master Fund Ltd	Sell	132,585	20.52
02-25-16	40 North Latitude SPV-C LLC	Sell	17,415	20.52
02-25-16	40 North Latitude Master Fund Ltd	Sell	88,389	20.78
02-25-16	40 North Latitude SPV-C LLC	Sell	11,611	20.78
02-25-16	40 North Latitude SPV-C LLC	Sell	12,100	20.91
02-26-16	40 North Latitude SPV-C LLC	Sell	38,669	20.73
02-29-16	40 North Latitude SPV-C LLC	Sell	20,000	20.60
02-29-16	40 North Latitude SPV-C LLC	Sell	50,000	20.53